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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Acsys, Inc. on Form S-1 of our report dated April 30, 1998 (relating to the financial statements of Staffing Edge, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Des Moines, Iowa
November 16, 1998